UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2012

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2012, CNO Financial Group, Inc. (the “Company”) entered into a Debenture Repurchase Agreement (the “Repurchase Agreement”) with Paulson Credit Opportunities Master Ltd. and Paulson Recovery Master Fund Ltd. (collectively, the “Paulson Holders”), funds managed by Paulson & Co. Inc. (“Paulson”), that hold approximately $200.0 million in aggregate principal amount of the Company's 7.0% Convertible Senior Debentures due 2016 (the “Convertible Debentures”). As of June 30, 2012, funds managed by Paulson collectively owned approximately 9.7% of the Company's outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase approximately 5.0 million shares of Common Stock.

Pursuant to the Repurchase Agreement, the Company has agreed to purchase from each of the Paulson Holders, and each of the Paulson Holders has agreed, severally and not jointly, to sell to the Company, the Convertible Debentures held by such Paulson Holder, for a cash purchase price that provides for a 2.8% discount to a theoretical value for the Convertible Debentures that is intended to represent the approximate market value of the Convertible Debentures and is calculated pursuant to a formula in the Repurchase Agreement as the sum of:

•
the conversion value of the Convertible Debentures (equal to the sum of a fraction, represented by one over the number of trading days over an agreed upon averaging period, of the product of the conversion rate for the Convertible Debentures in effect on the close of the applicable trading day and the volume-weighted average price for the Common Stock on such trading day for each of the trading days in an agreed upon averaging period);

•	the cash flow value of the Convertible Debentures (which is meant to approximate the present value of the remaining coupons on the Convertible Debentures through and including June 30, 2013); and

•
the incremental value of the Convertible Debentures (which is meant to approximate the option value of the Convertible Debentures and is calculated in reference to a reference price for the Common Stock based on the volume-weighted average prices over an agreed upon averaging period).

The estimated aggregate consideration for the $200.0 million in aggregate principal amount of Convertible Debentures, assuming an $8.90 per share reference stock price (the closing price of a share of Common Stock on August 31, 2012), is approximately $334.0 million. The final purchase price will be determined based on the volume-weighted average prices of the Common Stock over an agreed upon averaging period. An increase (decrease) in the per share reference stock price of $0.25 would result in an increase (decrease) to the amount paid to extinguish the Convertible Debentures of approximately $8.0 million.

The Repurchase Agreement contains customary representations, warranties, covenants and conditions to closing, including a financing condition that requires the completion of financing transactions, on terms and conditions satisfactory to the Company, resulting in gross proceeds to the Company of at least $900.0 million. The closing of the repurchase of the Convertible Debentures from each of the Paulson Holders is expected to occur concurrently with the closing of the proposed financing transactions announced by the Company on September 4, 2012 that are referred to under Item 7.01 of this current report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 4, 2012, the Company issued a press release announcing a comprehensive plan designed to enhance its capital structure and financial flexibility. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under Item 7.01 of this current report and Exhibit 99.1 hereto are furnished pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On September 4, 2012, the Company issued a press release announcing that the Company has commenced a tender offer to purchase for cash any and all of its 9.00% Senior Secured Notes due 2018 (the “Secured Notes”), upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 4, 2012 and the related Letter of Transmittal and Consent. In connection with the tender offer, and on the terms and subject to the conditions set forth in such Offer to Purchase and Consent Solicitation Statement and such Letter of Transmittal and Consent, the Company is soliciting consents of holders of the Secured Notes to authorize the elimination of substantially all of the restrictive covenants and certain of the events of default contained in the indenture governing the Secured Notes (the “Indenture”).

In addition, the Company announced that on the initial payment date for the tender offer, it expects to call for redemption any Secured Notes that have not been validly tendered on or before 5:00 p.m., New York City time, on the initial payment date in accordance with the redemption provisions of the Indenture and to satisfy and discharge the Company's obligations under the Secured Notes and the Indenture in accordance with the satisfaction and discharge provisions of the Indenture. Upon completion of the satisfaction and discharge of the Secured Notes and the Indenture, all of the collateral securing the Notes under the Indenture and the related security documents will be released and any remaining restrictive covenants and certain additional events of default contained in the Indenture will cease to have effect.

The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release of CNO Financial Group, Inc., dated September 4, 2012.

99.2	Press Release of CNO Financial Group, Inc., dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: September 4, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of CNO Financial Group, Inc., dated September 4, 2012.

99.2	Press Release of CNO Financial Group, Inc., dated September 4, 2012.